FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                     SEPTEMBER 13, 2010 (SEPTEMBER 3, 2010)
                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

                         COMPETITIVE TECHNOLOGIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
                                    --------
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

                           1-8696          36-2664428
                           ------          ----------
         (COMMISSION FILE NUMBER)     (IRS EMPLOYER IDENTIFICATION NO.)


                777 COMMERCE DRIVE, FAIRFIELD, CONNECTICUT 06825
                ------------------------------------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)(ZIP CODE)

                                 (203) 368-6044
                                 --------------
              REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:

                                      N/A
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 5.02.   DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

     On September 3, 2010, the Board of Directors of Competitive Technologies, Inc. removed John B. Nano as an Officer of the Corporation in all capacities for cause, consisting of violation of his fiduciary duties to the Corporation and violation of the Competitive Technologies, Inc. Corporate Code of Conduct. Mr. Nano was previously Chairman of the Board of Directors, President and Chief
Executive  Officer  of  Competitive  Technologies,  Inc.

     On September 13, 2010, the Board of Directors of Competitive Technologies, Inc. removed John B. Nano as a Director of the Corporation in all capacities for cause, consisting of violation of his fiduciary duties to the Corporation and violation of the Competitive Technologies, Inc. Corporate Code of Conduct, consisting of violations of his duty of undivided loyalty, conflicts of interest, improper utilization of company assets for personal benefit, inaccurate and incomplete communications with the Board of Directors and the public, withholding information from the Board of Directors and other matters. Mr. Nano did not serve on any committees of the Board of Directors.

     On September 3, 2010 the Board of Directors of Competitive Technologies, Inc. elected Johnnie Johnson as Chief Executive Officer and Chief Financial Officer of the Corporation and William Reali, a current director, as Chairman of the Board of Directors of the Company.

     Information  with  respect  to  Mr.  Johnson  is  set  forth  below:

     JOHNNIE  D.  JOHNSON, 72,  JOHNNIE  D.  JOHNSON  -  brings over 30 years of
     ---------------------
experience to his role as Chief Executive Officer of and Chief Financial Officer of Competitive Technologies. After obtaining his BS in Business and Accounting from University of Findlay in 1960 and his MBA from Bowling Green University in 1976, Mr. Johnson went to work with the original Marathon Oil Company (a Fortune 40 company) in 1960, where he remained until Marathon was acquired by USX in 1982. At Marathon, Mr. Johnson undertook numerous positions, including Auditor, Controller, and finally Assistant to the President and CEO where he was responsible for investor relations, crude oil trading, liaison activities with other operation components of Marathon and merger/acquisition coordination. While at Marathon Oil, he was singled out by Institutional Investor magazine as one of the foremost practitioners of investor relations in the US. From 1982 to 1986, after its acquisition of Marathon, Mr. Johnson joined USX (formerly US Steel and a Fortune 20 company), where as Assistant Corporate Comptroller he was responsible for investor relations and strategic planning. From 1986 until 1991, Mr. Johnson was Managing Director of Georgeson & Co., Inc., an investor relations, proxy solicitation and shareholder analysis firm with 160 employees. Mr. Johnson served as chairman and CEO for seven years of Johnnie D. Johnson & Co., an investor relations firm from 1991 to 1998, serving over 150 clients.
Most recently, Mr. Johnson has assisted the company in his role as Chief Executive Officer of Corporate IR Services, LLC (previously Strategic IR, Inc.), beginning in 1998 through present. Mr. Johnson is a graduate of Harvard's Advanced Management Program, and was previously a licensed CPA.

     Mr. Johnson has been highly active within the investor relations community, having served as chairman of both the National Investor Relations Institute
(NIRI) and the NIRI foundation, as well as president of the Petroleum Investor Relations Association. He is a member of the Investor Relations Association, and a former member of NIRI and the American Institute of CPAs. His publications include, "Establishing the Investor Relations Function," in The Handbook of
Investor Relations, edited by Donald R. Nichols, 1989, Dow Jones-Irwin, and, "Investor Relations: A Marketing Function," in Experts in Action: Inside Public Relations, 2nd ed., edited by C. Burger, 1989, Longman Inc. In addition, he has lectured extensively in the US, Europe and Asia on the subjects of investor relations and financial statement analysis.

     William Reali's biographical background is as set forth in the Company's most recently filed proxy statement.

     Mr. Johnson and Mr. Reali have been provided with a copy of the disclosures contained in this Report on Form 8-K, have been given an opportunity to review and agree to such disclosures. Mr. Johnson and Mr. Reali have advised the registrant that they agree with such disclosures.

     Mr. Nano has also been provided with a copy of the disclosures contained in this Report on Form 8-K, and has have been given an opportunity to review and agree to such disclosures. In the event Mr. Nano determines to provide a statement with respect to this filing on Form 8-K the Company will post such statement in an amendment to this Form 8-K, together with appropriate rebuttal if necessary.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         COMPETITIVE TECHNOLOGIES, INC.
                                  (Registrant)

Dated: September 13, 2010               By: /s/Johnnie D. Johnson
                                        -------------------------
                                        Johnnie D. Johnson
                                        Chief Executive Officer